EXHIBIT 99.1

ePlus Reports Second Quarter and First Half Financial Results

--Achieved Double-digit Gross Profit Growth and Year-on-Year Gross Margin Expansion—

Second Quarter Fiscal Year 2020

•
Net sales increased 19.3% to $411.6 million; technology segment net sales increased 18.8% to $397.7 million; service revenues increased 35.1% to $48.1 million; financing segment net sales increased 34.8% to $13.8 million.

•	Adjusted gross billings increased 19.2% to $579.1 million.
•	Consolidated gross profit increased 20.5% to $103.0 million.
•	Consolidated gross margin was 25.0%, an increase of 20 basis points.
•	Net earnings increased 11.6% to $20.1 million.
•	Adjusted EBITDA increased 18.5% to $35.4 million.
•	Diluted earnings per share increased 13.5% to $1.51. Non-GAAP diluted earnings per share increased 18.3% to $1.81.

First Half Fiscal Year 2020

•
Net sales increased 13.0% to $792.9 million; technology segment net sales increased 12.4% to $766.3 million; service revenues increased 35.4% to $93.8 million; financing segment net sales increased 33.8% to $26.7 million.

•	Adjusted gross billings increased 16.5% to $1,127.4 million.
•	Consolidated gross profit increased 17.7% to $195.7 million.
•	Consolidated gross margin was 24.7%, an increase of 100 basis points.
•	Net earnings increased 9.0% to $36.3 million.
•	Adjusted EBITDA increased 15.8% to $64.0 million.
•	Diluted earnings per share increased 10.6% to $2.71. Non-GAAP diluted earnings per share increased 16.0% to $3.26.

HERNDON, VA – November 6, 2019 – ePlus inc. (NASDAQ:PLUS), a leading provider of technology and financing solutions, today announced financial results for the three and six months ended September 30, 2019.

Management Comment

“Second quarter results demonstrated the continuing benefits of our strategic focus on high growth areas of IT spending and the investments we have made to deliver complex solutions. Revenue growth of 19.3% for the quarter resulted primarily from capturing market share within our middle-market, enterprise, and international customer base, and new logo acquisition.  Services revenue increased 35.1% and accounted for 11.7% of net sales.  Sales of security products and services accounted for 20.1% of trailing twelve months adjusted gross billings, up 110 basis points year-on-year, and continue to represent a critical need for our entire customer base,” said Mark Marron, CEO and President of ePlus.

“Higher sales and a 20 basis point increase in gross margin helped drive a 20.5% increase in gross profit, and a 18.3% increase in non-GAAP diluted EPS.”

Second Quarter Fiscal 2020 Results

For the second quarter ended September 30, 2019 as compared to the second quarter of the prior fiscal year ended September 30, 2018:

Consolidated net sales increased 19.3% to $411.6 million, from $345.0 million.

Technology segment net sales increased 18.8% to $397.7 million, from $334.8 million primarily from an increase in sales to customers in the telecom, media and entertainment industry. Service revenues increased 35.1% to $48.1 million, from $35.6 million due to increases across all our services offerings including professional and managed and staff augmentation.

Adjusted gross billings increased 19.2% to $579.1 million due, in part, to organic growth and the acquisitions of SLAIT Consulting, LLC in January 2019 and ABS Technology in August 2019.

Financing segment net sales increased 34.8% to $13.8 million, from $10.3 million, primarily due to an increase in transactional gains.

Consolidated gross profit increased 20.5% to $103.0 million, from $85.5 million. Consolidated gross margin increased to 25.0% from 24.8% last year, due to higher service revenues.

Operating expenses increased 22.5% to $74.7 million, from $60.9 million, primarily due to an increase in variable compensation and additional costs associated with the acquisitions and operations of SLAIT Consulting, LLC and ABS Technology.

Consolidated operating income increased 15.5% to $28.4 million.

Our effective tax rate for the current quarter was 29.1%, compared with 27.7% in the prior year quarter, due primarily to an increase in estimated permanent items.

Net earnings increased 11.6% to $20.1 million.

Adjusted EBITDA increased 18.5% to $35.4 million, from $29.9 million.

Diluted earnings per share was $1.51, compared with $1.33 in the prior year quarter. Non-GAAP diluted earnings per share was $1.81, compared with $1.53 last year.

First Half Fiscal 2020 Results

For the six months ended September 30, 2019 as compared to the six months of the prior fiscal year ended September 30, 2018:

Consolidated net sales increased 13.0% to $792.9 million, from $701.6 million.

Technology segment net sales increased 12.4% to $766.3 million, from $681.6 million. Service revenues increased 35.4% to $93.8 million, from $69.3 million.

Adjusted gross billings increased 16.5% to $1,127.4 million due, in part, to organic growth as well as the acquisitions of SLAIT Consulting, LLC in January 2019 and ABS Technology in August 2019.

Financing segment net sales increased 33.8% to $26.7 million, from $19.9 million, primarily due to an increase in transactional gains.

Consolidated gross profit increased 17.7% to $195.7 million, from $166.2 million. Consolidated gross margin improved 100 basis points to 24.7%, compared with 23.7% last year, due to a shift in mix towards third-party maintenance, software assurance, subscription/SaaS licenses, and services as well as higher service revenues.

Operating expenses increased 19.3% to $144.5 million, from $121.2 million, primarily due to an increase in variable compensation and additional costs associated with the acquisitions and operations of SLAIT Consulting, LLC and ABS Technology.

Consolidated operating income increased 13.5% to $51.1 million.

Our effective tax rate for the current period was 28.9%, compared with 26.8% in the prior year.  The increase in the rate was primarily due to a decrease in the tax benefit on the vesting of restricted stock and an increase in estimated permanent items.

Net earnings increased 9.0% to $36.3 million.

Adjusted EBITDA increased 15.8% to $64.0 million, from $55.3 million.

Diluted earnings per share was $2.71, compared with $2.45 in the prior year period. Non-GAAP diluted earnings per share was $3.26, compared with $2.81 last year.

Balance Sheet Highlights

As of September 30, 2019, ePlus had cash and cash equivalents of $55.8 million, compared with $79.8 million as of March 31, 2019.  The decrease in cash and cash equivalents was primarily due to investments in our financing portfolio, and share repurchases totaling $13.7 million.  Total stockholders' equity was $450.3 million, compared with $424.3 million as of March 31, 2019. Total shares outstanding were 13.5 million and 13.6 million on September 30, 2019 and March 31, 2019, respectively.

Summary and Outlook

“Strong first half results affirm ePlus’ strategy of investing in solution areas most in-demand by our customers, and providing industry-leading consultative, advisory, and managed services.  Our ability to provide transformative solutions such as cloud migration strategies, integrated cyber security programs and digital business transformation initiatives, along with our core cloud, security and digital infrastructure offerings, is resonating with our middle market, enterprise, and multi-national customers and allowing us to capture market-share.

“We continue to expand our footprint and service offerings by seeking acquisitions to complement our organic growth.  In August we acquired ABS Technology, which expanded our position in the mid-Atlantic region, especially in the state, local, and education (SLED) market.  With a strong balance sheet and proven track record, we expect to continue to invest organically and through acquisitions to support our future growth,” Mr. Marron concluded.

Recent Corporate Developments/Recognitions

◾	In the month of November:
o
ePlus was awarded Cisco’s Global Transformation & Innovation Partner of the Year and was named as its U.S. Partner of the Year, as well as four regional and vertical awards: Public Sector:  SLED Software and Service Partner of the Year, Architectural Excellence Partner of the Year: Enterprise Networks East, Customer Experience Partner of the Year (Central), and Architectural Excellence Partner of the Year: Collaboration (West)

◾	In the month of October:
o	ePlus announced that it has extended its Managed Services capabilities to include proactive monitoring and management of switching and wireless solutions from Aruba.
o	ePlus announced it has been awarded a new, five-year contract to provide Cisco technology products and services to the state of Connecticut.
◾	In the month of September:
o
ePlus announced the launch of ePlus CyberSmart, an educational campaign spanning the month of October to provide best practices and thought leadership around organizational cyber security considerations.

o	ePlus announced that it has received the Cisco Gold Master Networking Certification, placing it among an elite group of fewer than 30 partners globally.
o
ePlus announced the successful completed its annual SOC 2 Type 2 examination reporting on controls at a service organization relevant to security, availability, and confidentiality for its Cloud Hosted Services.

◾	In the month of August:
o	ePlus announced the acquisition of certain assets and liabilities of Innovative Technology Systems & Solutions, Inc. (dba “ABS Technology”).
o	ePlus announced the exclusive presenting sponsorship of a new Golf Digest Schools series entitled: My Game: Tiger Woods.

Conference Call Information

ePlus will hold a conference call and webcast at 4:30 p.m. ET on November 6, 2019:

Date:	November 6, 2019
Time:	4:30 p.m. ET
Live Call:	(844)-603-5099, domestic, (825) 312-2246, international
Replay:	(800) 585-8367, domestic, (416) 621-4642, international
Passcode:	2376784 (live and replay)
Webcast:	http://www.eplus.com/investors (live and replay)

The replay of this webcast will be available approximately two hours after the call and be available through November 13, 2019.

About ePlus inc.

ePlus is a leading consultative technology solutions provider that helps customers imagine, implement, and achieve more from their technology.  With the highest certifications from top technology partners and expertise in key technologies from data center to security, cloud, and collaboration, ePlus transforms IT from a cost center to a business enabler.  Founded in 1990, ePlus has more than 1,500 associates serving a diverse set of customers in the U.S., Europe, and Asia-Pac.  The Company is headquartered at 13595 Dulles Technology Drive, Herndon, VA, 20171.  For more information, visit www.eplus.com, call 888-482-1122, or email info@eplus.com.  Connect with ePlus on Facebook at www.facebook.com/ePlusinc and on Twitter at www.twitter.com/ePlus.

ePlus. Where Technology Means More®.

ePlus® and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.  OneCloud is a trademark of OneCloud Consulting, Inc. in the United States and/or other countries.  The names of other companies and products mentioned herein may be the trademarks of their respective owners.

Forward-looking statements

Statements in this press release that are not historical facts may be deemed to be “forward-looking statements.”  Actual and anticipated future results may vary materially due to certain risks and uncertainties, including, without limitation, national and international political instability fostering uncertainty and volatility in the global economy including exposure to fluctuation in foreign currency rates, interest rates and downward pressure on prices; reduction of vendor incentive programs; and restrictions on our access to capital necessary to fund our operations; our ability to successfully perform due diligence and integrate acquired businesses; disruptions or a security breach in our or our vendor’s IT systems and data and audio communication networks; the possibility of goodwill impairment charges in the future; significant adverse changes in, reductions in, or losses of relationships with one or more of our largest volume customers or vendors; the demand for and acceptance of, our products and services; our ability to adapt our services to meet changes in market developments; our ability to implement comprehensive plans for the integration of sales forces, cost containment, asset rationalization, systems integration and other key strategies; our ability to reserve adequately for credit losses; our ability to secure our own and our customers’ electronic and other confidential information and remain secure during a cyber-security attack; future growth rates in our core businesses; the impact of competition in our markets; our reliance on third parties to perform some of our service obligations to our customers; the possibility of defects in our products or catalog content data; our ability to adapt to changes in the IT industry and/or rapid changes in product offerings, including the proliferation of the cloud, infrastructure as a service and software as a service; our ability to realize our investment in leased equipment; maintaining and increasing advanced professional services by recruiting and retaining highly skilled, competent personnel and vendor certifications; and other risks or uncertainties detailed in our reports filed with the Securities and Exchange Commission.  All information set forth in this press release is current as of the date of this release and ePlus undertakes no duty or obligation to update this information.

Contact:
Kleyton Parkhurst, SVP
ePlus inc.
kparkhurst@eplus.com
703-984-8150

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30, 2019	March 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$55,832	$79,816
Accounts receivable—trade, net	355,178	299,899
Accounts receivable—other, net	38,613	41,328
Inventories	57,198	50,493
Financing receivables—net, current	108,646	63,767
Deferred costs	19,225	17,301
Other current assets	6,867	7,499
Total current assets	641,559	560,103

Financing receivables and operating leases—net	79,512	59,032
Property, equipment and other assets	35,304	17,328
Goodwill	118,097	110,807
Other intangible assets—net	39,794	38,928
TOTAL ASSETS	$914,266	$786,198

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current liabilities:
Accounts payable	$107,336	$86,801
Accounts payable—floor plan	129,668	116,083
Salaries and commissions payable	23,679	21,286
Deferred revenue	50,284	47,251
Recourse notes payable—current	-	28
Non-recourse notes payable—current	77,608	38,117
Other current liabilities	32,924	19,285
Total current liabilities	421,499	328,851

Non-recourse notes payable—long term	8,404	10,502
Deferred tax liability—net	4,927	4,915
Other liabilities	29,147	17,677
TOTAL LIABILITIES	463,977	361,945

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $.01 per share par value; 2,000 shares authorized; none outstanding	-	-
Common stock, $.01 per share par value; 25,000 shares authorized; 13,513 outstanding at September 30, 2019 and 13,611 outstanding at March 31, 2019	144	143
Additional paid-in capital	141,297	137,243
Treasury stock, at cost, 884 shares at September 30, 2019 and 693 shares at March 31, 2019	(67,691)	(53,999)
Retained earnings	377,423	341,137
Accumulated other comprehensive income—foreign currency translation adjustment	(884)	(271)
Total Stockholders' Equity	450,289	424,253
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$914,266	$786,198

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018

Net sales
Product	$363,497	$309,475	$699,098	$632,292
Services	48,068	35,568	93,839	69,283
Total	411,565	345,043	792,937	701,575

Cost of sales
Product	278,863	238,134	538,926	493,946
Services	29,671	21,409	58,341	41,426
Total	308,534	259,543	597,267	535,372

Gross profit	103,031	85,500	195,670	166,203

Selling, general, and administrative	70,523	57,705	136,310	114,671
Depreciation and amortization	3,557	2,741	7,020	5,531
Interest and financing costs	576	484	1,204	960
Operating expenses	74,656	60,930	144,534	121,162

Operating income	28,375	24,570	51,136	45,041

Other income (expense)	(40)	322	(85)	419

Earnings before taxes	28,335	24,892	51,051	45,460

Provision for income taxes	8,237	6,889	14,765	12,184

Net earnings	$20,098	$18,003	$36,286	$33,276

Net earnings per common share—basic	$1.51	$1.33	$2.72	$2.47
Net earnings per common share—diluted	$1.51	$1.33	$2.71	$2.45

Weighted average common shares outstanding—basic	13,312	13,494	13,334	13,464
Weighted average common shares outstanding—diluted	13,350	13,586	13,408	13,597

Technology Segment
	Three Months Ended September 30,			Six Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change
	(in thousands)			(in thousands)

Net sales
Product	$349,650	$299,200	16.9%	$672,414	$612,349	9.8%
Services	48,068	35,568	35.1%	93,839	69,283	35.4%
Total	397,718	334,768	18.8%	766,253	681,632	12.4%

Cost of sales
Product	276,475	236,404	17.0%	534,529	490,468	9.0%
Services	29,671	21,409	38.6%	58,341	41,426	40.8%
Total	306,146	257,813	18.7%	592,870	531,894	11.5%

Gross profit	91,572	76,955	19.0%	173,383	149,738	15.8%

Selling, general, and administrative	67,189	55,138	21.9%	129,856	109,592	18.5%
Depreciation and amortization	3,529	2,740	28.8%	6,936	5,529	25.4%
Operating expenses	70,718	57,878	22.2%	136,792	115,121	18.8%

Operating income	$20,854	$19,077	9.3%	$36,591	$34,617	5.7%
Adjusted gross billings	$579,084	$485,856	19.2%	$1,127,447	$968,157	16.5%
Adjusted EBITDA	$27,789	$24,284	14.4%	$49,208	$44,625	10.3%

Technology Segment Net Sales by Customer End Market
	Twelve Months Ended September 30,
	2019	2018	% Change

Technology	22%	23%	(1%)
SLED	17%	17%	-
Telecom, Media, & Entertainment	16%	13%	3%
Healthcare	15%	15%	-
Financial Services	14%	15%	(1%)
All others	16%	17%	(1%)
Total	100%	100%

Financing Segment
	Three Months Ended September 30,			Six Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change
	(in thousands)			(in thousands)

Net sales	$13,847	$10,275	34.8%	$26,684	$19,943	33.8%
Cost of sales	2,388	1,730	38.0%	4,397	3,478	26.4%
Gross profit	11,459	8,545	34.1%	22,287	16,465	35.4%

Selling, general, and administrative	3,334	2,567	29.9%	6,454	5,079	27.1%
Depreciation and amortization	28	1	2,700.0%	84	2	4,100.0%
Interest and financing costs	576	484	19.0%	1,204	960	25.4%
Operating expenses	3,938	3,052	29.0%	7,742	6,041	28.2%

Operating income	$7,521	$5,493	36.9%	$14,545	$10,424	39.5%
Adjusted EBITDA	$7,616	$5,596	36.1%	$14,764	$10,625	39.0%

ePlus inc. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION

We included reconciliations below for the following non-GAAP information: (i) Adjusted Gross Billings, (ii) Adjusted EBITDA, (iii) Segment Adjusted EBITDA, (iv) non-GAAP Net Earnings and (v) non-GAAP Net Earnings per Common Share - Diluted.

We define adjusted gross billings as our technology segment net sales calculated in accordance with GAAP, adjusted to exclude the costs incurred related to sales of third-party maintenance, software assurance and subscription/SaaS licenses, and services.

We define adjusted EBITDA as net earnings calculated in accordance with GAAP, adjusted for the following: interest expense, depreciation and amortization, share based compensation, acquisition and integration expense, provision for income taxes, and other income (expense). Segment adjusted EBITDA is defined as operating income calculated in accordance with GAAP, adjusted for interest expense, share based compensation, acquisition and integration expenses, and depreciation and amortization. We consider the interest on notes payable from our financing segment and depreciation expense presented within cost of sales, which includes depreciation on assets financed as operating leases, to be operating expenses.

Non-GAAP net earnings and non-GAAP net earnings per common share – diluted are based on net earnings calculated in accordance with GAAP, adjusted to exclude other income (expense), share based compensation, and acquisition related amortization expense, and the related tax effects.

Our use of non-GAAP information as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in our industry, might calculate non-GAAP adjusted gross billings, adjusted EBITDA, non-GAAP net earnings and non-GAAP net earnings per common share or similarly titled measures differently, which may reduce their usefulness as comparative measures.

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)
Technology segment net sales	$397,718	$334,768	$766,253	$681,632
Costs incurred related to sales of third-party maintenance, software assurance and subscription / SaaS licenses, and services	181,366	151,088	361,194	286,525
Adjusted gross billings	$579,084	$485,856	$1,127,447	$968,157

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)
Consolidated
Net earnings	$20,098	$18,003	$36,286	$33,276
Provision for income taxes	8,237	6,889	14,765	12,184
Depreciation and amortization [1]	3,557	2,741	7,020	5,531
Share based compensation	2,135	1,868	4,077	3,561
Acquisition and integration expense	1,338	701	1,739	1,117
Other (income) expense [2]	40	(322)	85	(419)
Adjusted EBITDA	$35,405	$29,880	$63,972	$55,250

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)
Technology Segment
Operating income	$20,854	$19,077	$36,591	$34,617
Depreciation and amortization [1]	3,529	2,740	6,936	5,529
Share based compensation	2,068	1,766	3,942	3,362
Acquisition and integration expense	1,338	701	1,739	1,117
Adjusted EBITDA	$27,789	$24,284	$49,208	$44,625

Financing Segment
Operating income	$7,521	$5,493	$14,545	$10,424
Depreciation and amortization [1]	28	1	84	2
Share based compensation	67	102	135	199
Adjusted EBITDA	$7,616	$5,596	$14,764	$10,625

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)
GAAP: Earnings before taxes	$28,335	$24,892	$51,051	$45,460
Share based compensation	2,135	1,868	4,077	3,561
Acquisition and integration expense	1,338	701	1,739	1,117
Acquisition related amortization expense [3]	2,345	1,719	4,532	3,483
Other (income) expense [2]	40	(322)	85	(419)
Non-GAAP: Earnings before taxes	34,193	28,858	61,484	53,202

GAAP: Provision for income taxes	8,237	6,889	14,765	12,184
Share based compensation	624	525	1,183	1,008
Acquisition and integration expense	391	197	506	316
Acquisition related amortization expense [3]	663	455	1,270	929
Other (income) expense [2]	12	(90)	25	(118)
Tax benefit on restricted stock	38	103	48	672
Non-GAAP: Provision for income taxes	9,965	8,079	17,797	14,991

Non-GAAP: Net earnings	$24,228	$20,779	$43,687	$38,211

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018

GAAP: Net earnings per common share – diluted	$1.51	$1.33	$2.71	$2.45

Share based compensation	0.11	0.10	0.22	0.19
Acquisition and integration expense	0.07	0.04	0.09	0.06
Acquisition related amortization expense [3]	0.12	0.09	0.24	0.19
Other (income) expense [2]	-	(0.02)	-	(0.03)
Tax benefit on restricted stock	-	(0.01)	-	(0.05)
Total non-GAAP adjustments – net of tax	$0.30	$0.20	$0.55	$0.36

Non-GAAP: Net earnings per common share – diluted	$1.81	$1.53	$3.26	$2.81

[1] Amount consists of depreciation and amortization for assets used internally.
[2] Interest income and foreign currency transaction gains and losses.
[3] Amount consists of amortization of intangible assets from acquired businesses.